Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 24, 2009, incorporated by reference, in this Registration Statement on Amendment No. 2 to Form S-1/A of Black Hawk Exploration, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ LBB & Associates Ltd., LLP

Houston, Texas
May 12, 2010